CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Enercorp, Inc.
West Bloomfield, Michigan



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement, of our report dated September 14, 1999, relating to the financial statements of Enercorp, Inc. appearing in Enercorp's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, and to the reference to our Firm under the heading "Experts" in the Prospectus.



\s\J L Stephan Co, PC
---------------------
J L Stephan Co, PC


Traverse City, Michigan
April 25, 2000